UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2013

GLADSTONE LAND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 23, 2013, Gladstone Land Corporation (the “Company”), through eight of its wholly-owned subsidiaries (the “Borrowers”), entered into an eighth amendment to the loan agreement with Metropolitan Life Insurance Company (the “Lender”) and fifth amendment to the promissory note by and among the Borrowers and the Lender. Both the amended loan agreement and promissory note were entered into in connection with the sixth and final disbursement under the loan agreement in the amount of $13,565,000. As a result of the closing of this transaction, the original principal amount of $45,200,000 is now fully drawn. The promissory note currently accrues interest at a rate of 3.50% per year, which is subject to adjustment on January 5, 2014, and every three years thereafter, to then-current market rates. The promissory note is scheduled to mature on January 5, 2026, and we may not repay the promissory note prior to maturity, except on one of the four interest rate adjustment dates. The promissory note is secured by all farms held by the Borrowers.

Upon the occurrence of an Event of Default (as defined in the loan agreement) the Lender is entitled to receive interest at a default rate of 16% per annum thereafter, but in no event higher than the maximum rate allowed under the law of the state of California applicable to the loan. The loan agreement and the other loan documents, including the promissory note, deeds of trust and security documents entered into in connection therewith, contain cross defaults, such that a default under any loan document comprises a default under all loan documents.

Additionally, under the terms of the loan documents, we may be required to agree to customary financial covenants as a condition to future equity issuances or our election to be treated as a real estate investment trust.

The foregoing summary of is not complete and is subject to and qualified in its entirety by reference to the loan agreement and the promissory note, which are included in Item 9.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

10.1	Eighth Amendment to Loan Agreement by and among Metropolitan Life Insurance Company, as lender, West Beach Street Watsonville, LLC, West Gonzales Road Oxnard, LLC, Dalton Land Watsonville, LLC, Keysville Road Plant City, LLC, Colding Loop Road Wimauma, LLC, Trapnell Road Plant City, LLC, 38th Avenue Covert Michigan, LLC and Sequoia Street Brooks, LLC, as borrowers and Gladstone Land Corporation, as Guarantor, dated December 23, 2013.

10.2	Fifth Amendment to Promissory Note by and among Metropolitan Life Insurance Company, as lender, and West Beach Street Watsonville, LLC, West Gonzales Road Oxnard, LLC, Dalton Land Watsonville, LLC, Keysville Road Plant City, LLC, Colding Loop Road Wimauma, LLC, Trapnell Road Plant City, LLC, 38th Avenue Covert Michigan, LLC and Sequoia Street Brooks, LLC, as borrowers, dated December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation
(Registrant)

December 30, 2013	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Eighth Amendment to Loan Agreement by and among Metropolitan Life Insurance Company, as lender, West Beach Street Watsonville, LLC, West Gonzales Road Oxnard, LLC, Dalton Land Watsonville, LLC, Keysville Road Plant City, LLC, Colding Loop Road Wimauma, LLC, Trapnell Road Plant City, LLC, 38th Avenue Covert Michigan, LLC and Sequoia Street Brooks, LLC, as borrowers and Gladstone Land Corporation, as Guarantor, dated December 23, 2013.

10.2	Fifth Amendment to Promissory Note by and among Metropolitan Life Insurance Company, as lender, and West Beach Street Watsonville, LLC, West Gonzales Road Oxnard, LLC, Dalton Land Watsonville, LLC, Keysville Road Plant City, LLC, Colding Loop Road Wimauma, LLC, Trapnell Road Plant City, LLC, 38th Avenue Covert Michigan, LLC and Sequoia Street Brooks, LLC, as borrowers, dated December 23, 2013.